                   Consent of Independent Public Accountants
                   -----------------------------------------





As independent public accountants, we hereby consent to the use of our reports dated June 13, 1996 included in Marquette Medical Systems, Inc. Form 10-K for the year ended April 30, 1996 and to all references to our Firm included in and incorporated by reference in this registration statement.




                              /s/  Arthur Andersen LLP

                              ARTHUR ANDERSEN LLP




Milwaukee, Wisconsin
January 28, 1997